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                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of National Medical Financial Services Corporation on Form S-3 (File No. 333-11381) of our report dated February 26, 1997, on our audits of the financial statements of National Medical Financial Services Corporation as of December 31, 1996 and 1995 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 1997